   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1999

                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                    ADVANCED DIGITAL INFORMATION CORPORATION
             (Exact name of Registrant as specified in its charter)

           WASHINGTON                                    91-1618616
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               11431 WILLOWS ROAD
                                 P.O. BOX 97507
                         REDMOND, WASHINGTON 98073-9757
          (Address of principal executive offices, including zip code)

                    ADVANCED DIGITAL INFORMATION CORPORATION
                 1999 MOUNTAINGATE TRANSITION STOCK OPTION PLAN

                    ADVANCED DIGITAL INFORMATION CORPORATION
                             1996 STOCK OPTION PLAN
                            (Full title of the plans)

                               PETER H. VAN OPPEN
                             CHIEF EXECUTIVE OFFICER
                    ADVANCED DIGITAL INFORMATION CORPORATION
                               11431 WILLOWS ROAD
                                 P.O. BOX 97507
                         REDMOND, WASHINGTON 98073-9757
                                 (425) 881-8004
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------
                                    COPY TO:

                               LINDA A. SCHOEMAKER
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 48TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                              AMOUNT TO      PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
           TITLE OF SECURITIES                   BE           OFFERING PRICE        AGGREGATE       REGISTRATION
            TO BE REGISTERED               REGISTERED(1)(2)     PER SHARE         OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE, SUBJECT TO
OUTSTANDING OPTIONS UNDER THE:
-----------------------------------------------------------------------------------------------------------------
   1999 MOUNTAINGATE TRANSITION STOCK
   OPTION PLAN                                 172,222         $32.875 (3)         $5,661,798.20      $1,494.71
-----------------------------------------------------------------------------------------------------------------
   1996 STOCK OPTION PLAN                      943,272          $30.33 (4)        $28,609,439.00      $7,552.89
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE, AUTHORIZED BUT
UNISSUED UNDER THE:
-----------------------------------------------------------------------------------------------------------------
   1999 MOUNTAINGATE TRANSITION STOCK
   OPTION PLAN                                  57,778          $51.19 (5)         $2,957,655.80        $780.82
-----------------------------------------------------------------------------------------------------------------
   1996 STOCK OPTION PLAN                      256,728          $51.19 (5)        $13,141,906.00      $3,469.46
-----------------------------------------------------------------------------------------------------------------
         TOTAL:                              1,430,000                            $50,370,799.00     $13,297.88
-----------------------------------------------------------------------------------------------------------------

(1)      Includes associated Preferred Stock Purchase Rights.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(3) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $32.875 represents the exercise price of currently outstanding option grants.

(4) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $30.33 represents the weighted average of the exercise prices of currently outstanding option grants, which range from $6.70 per share to $55.438 per share.

(5) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share under the plans is estimated to be $51.19 based on the average of the high ($52.1875) and low ($50.1875) sales prices for the Common Stock on December 20, 1999 as reported by the Nasdaq National Market.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

              (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the year ended October 31, 1998, filed on January 22, 1999 and September 14, 1999, respectively, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

              (b)    All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

              (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed on July 29, 1996 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.       DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

       None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

       Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

       The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.       EXHIBITS


    Exhibit
     Number                               Description
------------    ---------------------------------------------------------------
      5.1       Opinion of Perkins Coie LLP regarding legality of the Common
                Stock being registered

      23.1      Consent of PricewaterhouseCoopers LLP

      23.2      Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)

      24.1      Power of Attorney (see signature page)

      99.1      Advanced Digital Information Corporation 1999 MountainGate
                Transition Stock Option Plan

      99.2      Advanced Digital Information Corporation 1996 Stock Option Plan



ITEM 9.  UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 21st day of December 1999.

                                   ADVANCED DIGITAL INFORMATION CORPORATION

                                          /s/ PETER H. VAN OPPEN
                                   --------------------------------------------
                                   By:    Peter H. van Oppen
                                          Chairman and Chief Executive Officer

       Each person whose individual signature appears below hereby authorizes Peter H. van Oppen and Charles H. Stonecipher, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of December 1999.


              SIGNATURE                                 TITLE
        /s/ PETER H. VAN OPPEN        Chief Executive Officer and Chairman of
  ---------------------------------   the Board (Principal Executive Officer)
          Peter H. van Oppen

            /s/ JON GACEK             Chief Financial Officer (Principal
  ---------------------------------   Financial and Accounting Officer)
              Jon Gacek

          /s/ TOM A. ALBERG           Director
  ---------------------------------
            Tom A. Alberg

      /s/ CHRISTOPHER T. BAYLEY       Director
  ---------------------------------
        Christopher T. Bayley

        /s/ RUSSELL F. MCNEILL        Director
  ---------------------------------
          Russell F. McNeill

         /s/ JOHN W. STANTON          Director
  ---------------------------------
           John W. Stanton

         /s/ WALTER F. WALKER         Director
  ---------------------------------
           Walter F. Walker


                               INDEX TO EXHIBITS


    Exhibit
    Number                               Description
------------    ---------------------------------------------------------------
      5.1       Opinion of Perkins Coie LLP regarding legality of the Common
                Stock being registered

      23.1      Consent of PricewaterhouseCoopers LLP

      23.2      Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)

      24.1      Power of Attorney (see signature page)

      99.1      Advanced Digital Information Corporation 1999 MoutainGate
                Transition Stock Option Plan

      99.2      Advanced Digital Information Corporation 1996 Stock Option Plan
